UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive, Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, the Board of Directors (the “Board”) of Charah Solutions, Inc. (the “Company”) elected Mignon L. Clyburn, president of MLC Strategies, LLC, a Washington, DC-based consulting firm and a former Federal Communications Commission Commissioner, to the Board as a Class I director, effective March 5, 2019, with a term expiring at the Company’s 2019 Annual Meeting of Stockholders. Concurrent with her election as a director, Ms. Clyburn was appointed to the Nominating and Corporate Governance Committee of the Board. There are no arrangements or understandings between Ms. Clyburn and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Clyburn that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with her election, Ms. Clyburn will receive a pro rated portion of the $65,000 annual cash retainer payable by the Company to its independent directors.

A copy of the press release announcing Ms. Clyburn’s election is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Charah Solutions, Inc., dated March 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: March 5, 2019	By:	/s/ Scott Sewell
Scott Sewell
President and Chief Executive Officer